EXHIBIT 99.1

Sucampo Announces Proposed Convertible Senior Note Offering

ROCKVILLE, Md., Dec. 19, 2016 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (NASDAQ:SCMP), a global biopharmaceutical company, today announced its intention to offer, subject to market and other conditions, $225.0 million principal amount of convertible senior notes due 2021 (the “notes”) in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Sucampo also expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $33.75 million principal amount of notes, solely to cover over-allotments, if any.

The notes will be senior unsecured obligations of Sucampo and will accrue interest payable semiannually in arrears. The notes will be convertible, at the option of the holders, into shares of Sucampo’s Class A common stock. The interest rate, initial conversion rate, initial effective conversion price and other terms of the notes will be determined at the time of pricing of the Note Offering.

Sucampo currently expects to use all of the net proceeds of the Note Offering, together with cash on hand, to repay in full amounts due under Sucampo’s senior secured credit facility, including all accrued but unpaid interest and a prepayment premium, concurrently with the closing of the Note Offering.  Sucampo intends to use any remaining net proceeds from the Note Offering for general corporate purposes.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the notes nor the shares of Class A common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the notes will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has two marketed products – AMITIZA, its lead product, and RESCULA. A global company, Sucampo is headquartered in Rockville, Maryland, and has operations in Japan, Switzerland and the U.K.

The Sucampo logo and the tagline, The Science of Innovation, are registered trademarks of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

Forward-Looking Statements

This press release contains “forward-looking” statements, including all statements related to the anticipated timing, terms and use of proceeds of the proposed offering of the notes. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “intends,” “expects,” “proposed,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Sucampo’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include risks and uncertainties associated with market conditions, whether Sucampo will offer the notes or be able to consummate the proposed offering at the anticipated size or on the anticipated terms, or at all, the satisfaction of closing conditions related to the proposed offering, and risks related to the application of the net proceeds, if any, from the proposed offering. There can be no assurance that Sucampo will be able to complete the proposed offering at the anticipated size or on the anticipated terms, or at all. In any event, Sucampo may continue to need additional funding and may be unable to raise capital when needed, which could force Sucampo to delay, reduce or eliminate its product development programs or commercialization efforts.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Form 10-K as filed with the Securities and Exchange Commission on March 11, 2016, as amended, as well as its filings with the Securities and Exchange Commission on Forms 8-K and 10-Q since the filing of the Form 10-K, all of which Sucampo incorporates by reference.

Contact:
Sucampo Pharmaceuticals, Inc.
Silvia Taylor
Senior Vice President, Investor Relations and Corporate Affairs
1-240-223-3718
staylor@sucampo.com